UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

401 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01.             Other Events.

On April 22, 2010, MobileIron, Inc. (the “Company” or “we,” “us” or “our”) entered into a Resale Agreement (the “Resale Agreement”) with AT&T Services, Inc. (“AT&T”) pursuant to which AT&T became our largest services provider partner. The Resale Agreement is subject to confidential treatment orders from the Securities and Exchange Commission (“SEC”) dated June 12, 2014 and June 29, 2016. Additionally, certain amendments and supplements to the Resale Agreement are subject to a confidential treatment order from the SEC dated March 7, 2017. In conjunction with the filing of this periodic report on Form 8-K, the Company is submitting a confidential treatment request to the SEC with respect to certain portions of further amendments and supplements to the Resale Agreement (collectively, the “Amendments”).

The foregoing description of the Amendments is qualified in its entirety by reference to the text of the Amendments, a copy of which is filed in redacted form herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1*	Amendments to Resale Agreement, between MobileIron, Inc. and AT&T Services, Inc., various dates.

*Confidential treatment requested as to certain portions of this exhibit, which portions are omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: February 21, 2019
	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Chief Executive Officer

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